                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          NOVEN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      [Noven Pharmaceuticals, Inc. LOGO]

                                                                 April 20, 2000

Dear Stockholder:

         The 2000 Annual Meeting of Stockholders of Noven Pharmaceuticals, Inc. will convene at 10:00 A.M. on Tuesday, June 6, 2000. The meeting will be held at the Miami Marriott Dadeland Hotel located at 9090 South Dadeland Boulevard, Miami, Florida and will address the matters referred to in the enclosed Notice of Meeting. Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Your vote on these matters is important and we appreciate your continued support. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. This year, most of you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone or by written proxy will assure that your shares are voted if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

         We hope you will participate in your Annual Meeting, if not in person, then by proxy. If you are able to attend, the Board of Directors, as well as the executive officers of Noven, look forward to seeing you there.

                                                     Sincerely yours,


                                                     STEVEN SABLOTSKY
                                                     CHAIRMAN OF THE BOARD

                      [Noven Pharmaceuticals, Inc. LOGO]



                             11960 S.W. 144TH STREET
                              MIAMI, FLORIDA 33186

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

TIME                         10:00 a.m. on Tuesday, June 6, 2000

PLACE                        Marriott Dadeland Hotel
                             9090 South Dadeland Boulevard
                             Miami, Florida

ITEMS OF BUSINESS            (1)   To elect members of the Board of Directors,
                                   whose terms are described in the Proxy
                                   Statement.

                             (2) To ratify the appointment of independent accountants.

                             (3)   To transact such other business as may
                                   properly come before the Meeting and any adjournment thereof.

RECORD DATE                  You are entitled to vote if you were a stockholder
                             at the close of business on April 12, 2000.

ANNUAL REPORT                Noven's 1999 Annual Report, which is not a part of
                             the proxy soliciting material, is enclosed.

PROXY VOTING                 It is important that your Shares be represented and
                             voted at the Meeting. You can vote your Shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), OR mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.


                                                            Graciela M. Lopez
                                                            Corporate Secretary

         THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 20, 2000.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING



Q:       WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Noven Pharmaceuticals, Inc. (sometimes referred to as "Noven") is providing these proxy materials to solicit your proxy in connection with Noven's annual meeting of stockholders, which will take place on June 6, 2000. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:       WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and Noven's most highly paid officers, and certain other required information. We are also sending Noven's 1999 Annual Report with these materials, but it does not constitute part of our proxy soliciting material.

Q:       WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:       There are two proposals scheduled to be voted on at the meeting:

         o  Election of directors

         o Ratification of the designation of Deloitte & Touche LLP to audit Noven's books and accounts for 2000

Q:       WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

A: Noven's Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of Deloitte & Touche LLP.

Q:       WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of April 12, 1999, the RECORD DATE, may be voted by you. These shares include those (1) held directly in your name as the STOCKHOLDER OF RECORD and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Noven stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         STOCKHOLDER OF RECORD

         If your shares are registered directly in your name with Noven's Transfer Agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the STOCKHOLDER OF RECORD and these proxy materials are being sent directly to you by Noven. As the STOCKHOLDER OF RECORD, you have the right to grant your voting proxy directly to Noven or to vote in person at the meeting. Noven has enclosed a proxy card for you to use.

         BENEFICIAL OWNER

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the STOCKHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the STOCKHOLDER OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the STOCKHOLDER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

         EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:       HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

         BY INTERNET--If this option is available to you, you may submit your proxy via the Internet from any location in the world by following the "Vote by Internet" instructions on the proxy card.

         BY TELEPHONE--If you live in the United States or Canada and this option is available to you, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

         BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?" If you vote by telephone or via the Internet, you do not need to return your proxy card.

Q:       CAN I CHANGE MY VOTE?

A: Yes, you may change your proxy instructions at any time prior to the vote at the annual meeting. If you voted by mail, you must (a) file with Noven's Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you give written notice of revocation to Noven's Secretary before the vote at the annual meeting or you vote by written ballot at the annual meeting.

Q:       HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposal, you may vote "FOR", "AGAINST" OR "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:       WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election for directors, each director requires the affirmative "FOR" vote of a plurality of those shares represented, in person or by proxy, and entitled to vote at the meeting. All other proposals require the affirmative "FOR" vote of a majority of those shares represented, in person or by proxy, and entitled to vote at the meeting. If you are a BENEFICIAL OWNER and do not provide the STOCKHOLDER OF RECORD with voting instructions, your shares may constitute BROKER NON-VOTES, as described in "What is the quorum requirement for the meeting?" on page
         17. In tabulating the voting result for any particular proposal, shares which constitute BROKER NON-VOTES are not considered entitled to vote.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING
         INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:       WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in Noven's quarterly report on Form 10-Q for the second quarter of 2000.

ADDITIONAL Q&A INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS MAY BE FOUND ON PAGES 17 AND 18 BELOW.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2000, information with respect to:

         o  Each beneficial owner of more than 5% of Noven's common stock;

         o Beneficial ownership by all Noven directors and Noven executive officers named in the Summary Compensation Table on page 9 (the "Named Officers"); and

         o Beneficial ownership by all Noven directors and executive officers as a group.

          The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of May 30, 2000 (60 days after March 31, 2000) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                        NUMBER OF SHARES                               PERCENTAGE
NAME                                                        OWNED(1)         RIGHT TO ACQUIRE(2)        OF TOTAL
----                                                  --------------------- -----------------------  ---------------

Steven Sablotsky(3)................................         2,359,770                 116,666                 11.4%

Scudder Kemper(4)..................................         1,262,300                       0                  5.8%
  Investments, Inc.
  Two International Place
  Boston, MA 02110-4103

ALL DIRECTORS AND NAMED OFFICERS NOT LISTED ABOVE:
Sheldon H. Becher(5)...............................            53,715                       0                     *
Sidney Braginsky...................................             1,000                  20,000                     *
Rodolfo C. Bryce...................................             2,500                  17,500                     *
John G. Clarkson, M.D. ............................                 0                       0                     *
Lawrence DuBow.....................................             5,000                  20,000                     *
James B. Messiry...................................            20,416                   4,000                     *
Robert C. Strauss..................................            32,338                 197,500                  1.1%

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(8 PERSONS)........................................         2,474,739                 375,666                 13.1%

-----------
*    (less than 1%)

(1) Includes shares for which the named person has sole voting or investment power or shared voting or investment power with a spouse, except as otherwise noted. Excludes shares that may be acquired through stock option exercises.

(2) Shares that may be acquired through stock options exercisable through May 30, 2000.

(3) Includes 605,670 shares held directly and 1,754,100 shares held by Nevon Ventures Limited Partnership ("NVLP"). Mr. Sablotsky is the sole shareholder, an officer and the sole director of Nevon, Inc., the general partner of NVLP. Does not include 44,400 shares held in custodial accounts for the benefit of his minor children. Mr. Sablotsky disclaims beneficial ownership with respect to the shares held in custodial accounts for the benefit of his children.

(4) On the most recent report on Schedule 13G/A filed on or about January 28, 2000 with the Securities and Exchange Commission, Scudder Kemper Investments, Inc., a registered Investment Advisor, reported shared voting power with respect to 15,700 shares.

(5)  These shares are held as trustee for the benefit of certain family members.

                       ELECTION OF DIRECTORS--PROPOSAL (1)

         The Board set the number of directors constituting the Board at seven. The persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting, except for John G. Clarkson, M.D., who was appointed a director by Noven's Board on April 10, 2000 and will stand for election as a director by Noven's stockholders for the first time at this year's annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

         NOVEN'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.


SHELDON H. BECHER                  Mr. Becher has been a director of Noven since January 1987 and is a partner in the firm
Director since 1987                of Becher, Yeager, Nall, Sherburne, Bernard & Company, P.A., Certified Public
Age 71                             Accountants, a position he has held for over 10 years, including its predecessor companies.

SIDNEY BRAGINSKY                   Mr. Braginsky has been a director of Noven since June 1992 and is President and Chief
Director since 1992                Executive Officer of Atropos Technology Inc., a consulting and venture capital firm.
Age 62                             From 1970 through 1999, Mr. Braginsky served Olympus America, Inc. in a variety of roles, most recently as President and Chief Operating Officer.

RODOLFO C. BRYCE                   Mr. Bryce has been a director of Noven since November 1998. From 1980 through November
Director since 1998                1998, Mr. Bryce served Schering-Plough Corporation in a variety of senior executive
Age 54                             roles, most recently as Chairman of Schering-Plough HealthCare Products. Prior to his
                                   career at Schering-Plough, Mr. Bryce served ITT Corporation in various directorial positions in finance and operations, both domestically and abroad. Mr. Bryce serves on the Board of Hauser, Inc. (natural products).


JOHN G. CLARKSON, M.D.             Dr. Clarkson has been a director of Noven since April 2000 and is a Professor and Senior
Director since 2000                Vice President for Medical Affairs and Dean, University of Miami School of Medicine, a
Age 57                             position he has held since 1995. Dr. Clarkson serves on the Board of Governors of the
                                   UMHC/Sylvester Cancer Center and Anne Bates Leach Eye Hospital and on the Board of the
                                   Jackson Memorial Hospital/Public Health Trust.

LAWRENCE J. DUBOW                  Mr. DuBow has been a director of Noven since June 1992 and is the founder and Chairman
Director since 1992                of the Board of HMS Sales and Marketing, Inc., which is presently engaged in marketing
Age 68                             pharmaceutical products. Since 1957, he has been engaged in various capacities within the pharmaceutical industry, including president and principal stockholder of Lawrence
                                   Pharmaceuticals, Inc. Mr. DuBow is a former President of the Drug Wholesalers'
                                   Association and a former Chairman of the National Wholesale Druggists' Association.

STEVEN SABLOTSKY                   Mr. Sablotsky is a co-founder of Noven. He has served as Chairman of the Board of
Director since 1987                Directors since Noven's organization in 1987, and served as President and Chief
Age 45                             Executive Officer from January 1987 until December 1997. He is a member of the American Institute of Chemical Engineers.

ROBERT C. STRAUSS                  Mr. Strauss has been President and Chief Executive Officer and a director of Noven since
Director since 1997                December 1997. From March 1997 to July 1997, he served as President and Chief Operating
Age 58                             Officer and a director of IVAX Corporation. From 1983 to 1997, he served in various executive positions with Cordis Corporation, most recently as its Chairman of the Board,
                                   President and Chief Executive Officer. Mr. Strauss serves on the Board of Directors of
                                   Eclipse Surgical Technologies, Inc. (medical devices), Columbia Laboratories, Inc.
                                   (pharmaceuticals) and Percardia Inc. (medical devices).

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board has the following three committees: (1) Audit, (2) Executive Compensation and (3) Stock Option. The Board held 10 meetings in 1999, and each director attended more than 75% of the meetings of the Board and the Committees on which he served.

AUDIT COMMITTEE

         The Audit Committee reviews Noven's financial statements and management's disclosures and recommends to the Board the engagement of the independent public accountants. The Audit Committee also confers with the independent public accountants concerning the scope of the audit and, on completion of their audit, reviews the accountants' findings and recommendations, reviews the adequacy of Noven's system of internal accounting controls and reviews areas of possible conflicts of interest.

         Members: Messrs. Becher (Chairman), Braginsky, Bryce and DuBow Meetings last year: 5

EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee develops and implements policies with respect to executive compensation and approves all elements of compensation for Noven's executive officers.

         Members: Messrs. Bryce (Chairman), Becher, Braginsky and DuBow Meetings last year: 6

STOCK OPTION COMMITTEE

         The Stock Option Committee administers Noven's stock option plans, including its 1999 Long-Term Incentive Plan. The Stock Option Committee also evaluates and makes recommendations to the Board concerning stock option plans and other benefit programs.

         Members:  Messrs. DuBow (Chairman), Braginsky and Bryce
         Meetings last year:  5

                              DIRECTOR COMPENSATION

         The following table provides information on Noven's compensation and reimbursement practices during 1999 for non-employee directors. Directors who are employed by Noven do not receive any additional compensation for their Board activities.

Annual Director Retainer                                           $ 7,500

Board Meeting Attendance Fees (per meeting)                        $   750

Committee Meeting Attendance Fees (per meeting)                    $   750

Additional Retainer for Committee Chair                            $ 2,500

Stock Options Granted upon Election to Board                        12,500

Annual Stock Options Granted (upon reelection at annual meeting)     5,000

Reimbursement for Expenses Attendant to Board Membership               Yes

                             EXECUTIVE COMPENSATION

           The following table discloses compensation received by Noven's Chief Executive Officer and its two other most highly paid executive officers for the fiscal year ended December 31, 1999, as well as their compensation for each of the fiscal years ended December 31, 1998 and December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION                 AWARDS
                                       -------------------------------------  -----------------
                                                                                 SECURITIES
                                                                                 UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR        SALARY      BONUS (1)        OPTIONS           COMPENSATION
---------------------------           ---------- -------------  -----------  -----------------  -------------------
Steven Sablotsky......................   1999         $404,250     $267,750            112,500           0
   Chairman of the Board                 1998          396,730       96,250                  0           0
                                         1997          373,077            0                  0           0

Robert  C.  Strauss*..................   1999          420,000      277,262            112,500           0
   President and Chief Executive         1998          406,468      100,000                  0           0
   Officer                               1997            7,692            0            525,000           0

James  B.  Messiry**..................   1999          168,269      131,040            130,000           0
   Vice President and Chief Financial    1998              N/A          N/A                N/A          N/A
   Officer                               1997              N/A          N/A                N/A          N/A

------------

 (FOOTNOTES APPEAR ON FOLLOWING PAGE)

*    Mr. Strauss's employment with Noven commenced December 12, 1997.

**   Mr. Messiry's employment with Noven commenced January 11, 1999.

(1) Bonuses for each of the named executive officers were paid in a combination of cash and Noven common stock.


                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on stock option grants in 1999 to the executive officers named in the Summary Compensation Table.

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                 % OF TOTAL                              STOCK PRICE APPRECIATION
                                                  OPTIONS                                           FOR
                                                 GRANTED TO   EXERCISE                          OPTION TERM
                                      OPTIONS    EMPLOYEES     OR BASE    EXPIRATION     --------------------------
NAME                                  GRANTED     IN 1999       PRICE        DATE            5%            10%
----                                  ---------- ------------- ---------- -------------  -----------   ------------
Steven Sablotsky....................  50,000        6.6          6.19       1/12/2004        $50,000       $144,000
                                      62,500        8.3         14.23       12/1/2004        143,125        413,125

Robert C. Strauss...................  50,000        6.6          5.63       1/12/2006        114,500        267,000
   .                                  62,500        8.3         12.94       12/1/2006        329,375        767,500

James B. Messiry....................  40,000        5.3          5.63       1/12/2006         91,600        213,600
                                      40,000        5.3          8.81       10/5/2006        143,600        334,400
                                      50,000        6.6         12.94       12/1/2006        263,500        614,000





                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information with respect to outstanding stock options held at year end by the named executive officers or exercised in 1999.


                                                            NUMBER OF SECURITIES
                             SHARES                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            ACQUIRED        VALUE                 OPTIONS                IN-THE-MONEY OPTIONS AT
NAME                    ON EXERCISE (#)  REALIZED ($)    HELD AT DECEMBER 31, 1999          DECEMBER 31, 1999
----                    ---------------- -------------- ----------------------------- ------------------------------
                                                        EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                            (#)            (#)             ($)            ($)
                          -------------- -------------- ------------- --------------- -------------- ---------------
Steven Sablotsky.........       0              0             100,000         112,500        401,300         840,188

Robert C. Strauss........       0              0             192,500         445,000      2,299,413       4,920,526

James B. Messiry.........       0              0                   0         130,000              0       1,131,650

EMPLOYMENT AGREEMENTS

         On December 12, 1997, Noven entered into an employment agreement with Robert C. Strauss as President and Chief Executive Officer. This agreement expires on December 31, 2002 unless it is extended for consecutive one year terms under certain conditions. Mr. Strauss's base salary under the agreement is $400,000 per annum, subject to cost of living increases each year and further increases and incentive compensation at the sole discretion of the Board of Directors. In addition, Mr. Strauss was granted options to purchase 525,000 shares of common stock at a per share exercise price of $6 3/16 pursuant to the provisions of Noven's 1997 Stock Option Plan. Options for 50,000 shares of common stock vested and became exercisable immediately, and the remaining shares are subject to vesting over a five-year period. Mr. Strauss is also entitled to participate in all incentive, savings and retirement plans, as well as welfare benefit plans that are available to executive officers of Noven. Further, upon termination "without cause" or for "good reason" (as defined in the agreement), including, termination after a "change of control" through (i) the acquisition of 30% or more of the then issued and outstanding shares of common stock of Noven by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934), (ii) the reconstitution of the Board of Directors whereby the existing members cease to constitute at least a majority of the Board (other than a reconstitution approved by the incumbent board), (iii) the approval of a reorganization or consolidation, where stockholders of Noven do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated corporation,
(iv) a liquidation or dissolution of Noven, or (v) a sale or distribution of all or substantially all the assets of Noven, Mr. Strauss would be entitled to a lump sum payment equal to his then annual base salary, plus an additional one year base salary paid over a period of two subsequent years, as well as the vesting of 50% of outstanding options not otherwise vested.

CHANGE IN CONTROL AGREEMENTS

         Noven has entered into change in control employment agreements with certain officers, including Steven Sablotsky and James B. Messiry. These agreements are intended to further the interests of Noven's stockholders by providing for continuity of management in the event of a change in control of Noven. The agreements become effective if a change in control occurs during the three-year period that commences on the execution of the agreement. The period may be renewed each year for an additional three years, at the option of Noven.

         Under the change in control agreements, a change in control includes any of the following events: (1) the acquisition of 40% or more of Noven's common stock by a person or group, (2) a change in the majority of Noven's board (other than a change approved by the incumbent board), (3) approval by the shareholders of a reorganization, merger or consolidation, or (4) approval by the shareholders of a liquidation or dissolution or sale of all or substantially all of the assets of Noven. Exceptions are provided for certain transactions, including those where the existing shareholders of Noven maintain effective control.

         Once the agreements become effective upon a change in control, they have a term of three years. Each agreement provides that a covered officer will have a position, responsibilities and authority at least commensurate with those held during the ninety days preceding the change in control. Each agreement also provides that the covered officer will be paid an annual base salary equal to the highest salary received during the twelve months preceding the change in control; will be entitled to an annual bonus equal to the average annual bonus paid during the three years preceding the change in control; and will be entitled to continued participation in Noven's benefit plans, fringe benefits, office support and staff, vacation, and expense reimbursement on the same basis as prior to the change in control, and in any case no less favorable than those provided by Noven to peer executives (as defined in the agreements).

         If, following a change in control, the officer is terminated for any reason other than death, disability or for cause, or if such officer terminates his employment agreement for good reason (as defined in the agreements), then the officer is entitled to a severance payment equal to two times the officer's annual base salary (as defined in the agreements) plus the higher of his last annual bonus or the average annual bonus paid during the three years preceding the change in control. The agreements also provide that the officer is entitled to continue to participate in Noven's welfare benefit plans for the full three-year employment period.

         In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Noven will "gross-up" the officer's compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.

INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Noven structured the 1999 Long-Term Incentive Plan so that awards and payments made thereunder should constitute qualifying performance-based compensation under Section 162(m). Noven recognizes that unanticipated future events, such as a change of control of Noven or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Board or its Executive Compensation Committee may from time to time award compensation that is non-deductible under
Section 162(m) when, in the exercise of its business judgment, such award would be in the best interests of Noven.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder requires Noven's executive officers and directors to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Noven's stock. Copies of these reports are furnished to Noven. Based solely on Noven's review of the copies of such reports furnished to Noven, we believe that during 1999 all of Noven's executive officers and directors complied with the Section 16(a) requirements.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The graph below shows the five-year cumulative total shareholder return assuming the investment of $100 on December 31, 1994 (and the reinvestment of dividends thereafter) in each of Noven common stock, the Russell 2000 Stock Index and Noven's Peer Group (Value Line Drug Industry).

               COMPARISION OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
      NOVEN PHARMACEUTICALS, RUSSELL 2000 INDEX AND VALUE LINE DRUGS INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

                             1994        1995       1996        1997         1998       1999
                             ----        ----       ----        ----         ----       ----

Noven Pharmaceuticals      100.00        90.91     113.13       56.57        43.94     146.46
Russell 2000 Index         100.00       128.44     149.55      182.75       177.76     209.46
Drugs                      100.00       178.96     236.68      406.34       605.30     730.51

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Mildred Sablotsky, the former Manager of Payroll and Cash Management of Noven and the mother of Steven Sablotsky, resigned on April 14, 2000. Mrs. Sablotsky was an employee of Noven since 1987 and is considered a founder of the company. In consideration for Mrs. Sablotsky's agreement to assist in an orderly transition of her duties and to be available for general consultation, and in recognition of her status as a founder of the company, Noven agreed to pay Mrs. Sablotsky her base salary of $91,290 for a period of eighteen months, to continue providing certain other benefits to Mrs. Sablotsky for that period, and to permit Mrs. Sablotsky's stock options that had not vested as of her resignation date to continue vesting in accordance with their terms.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

         Noven's executive compensation program is administered by the Executive Compensation Committee (the "Committee"), which consists of four non-employee directors who are also responsible for establishing Noven's executive compensation policy. The compensation program is designed to serve Noven's goal of creating long-term shareholder value by allowing Noven to secure and retain the services of high quality executives and by aligning the interests of the executives with those of Noven's shareholders.

         Noven's compensation program consists of the following three components: 1) a base salary, 2) annual incentives and 3) long-term incentives. Noven's annual incentives are awarded in the form of cash or stock bonuses and long-term incentives are awarded in the form of stock options.

         In establishing Noven's compensation program, the Committee reviews compensation data for companies that compete with Noven for executive talent. These companies include primarily drug and health care companies and are chosen on the basis of sales, market capitalization and geographic location. The Committee seeks to implement compensation programs that are competitive with those of these peer companies.

BASE SALARY

         The Committee determines each executive officer's base salary by considering the competitive information described above, the individual's responsibility, the individual's performance and the performance of the business. For executives other than the Chairman and the Chief Executive Officer, the Committee also reviews the Chief Executive Officer's performance rating of such individuals and considers the Chief Executive Officer's salary recommendations.

ANNUAL INCENTIVES

         The Committee believes that annual incentives, in the form of bonuses, should represent a significant component of an executive's annual compensation. In 1999, the Committee adopted an executive bonus plan that includes goals for company, individual and team performance, with the greatest weight given to company performance. The Committee fixed percentages of base salary as target incentive bonus awards for the executives, and also set targets for both revenues and net income. To the extent that actual revenues and net income are equal to, greater than or less than the company performance targets, an executive's bonus award may be equal to, greater than or less than his target award. The Committee then determines whether the executive has met his non-financial goals in determining his final award. In 1999 Noven met or exceeded each of the revenue and net income goals, and, in accordance with the plan formula, the bonus awards to each of the executive officers were greater than their initial target awards.

LONG-TERM INCENTIVES

         Stock options represent a significant portion of total compensation for Noven's executive officers. Options are generally awarded to executive officers at the time that they join Noven and periodically thereafter. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of Noven's common stock increases. Generally, grants vest over a five-year period and have seven-year terms. Executives must be employed by Noven at the time of vesting in order to exercise the options. The determination of the timing and number of stock options granted to the executive officers is made by reference to ranges that are established based on the competitive information described above. The Committee makes recommendations concerning stock option grants for executive officers to the Stock Option Committee, which is charged with administering Noven's stock option plans.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

         In setting the base salaries of Mr. Sablotsky and Mr. Strauss, the Committee evaluates the same factors that it considers in establishing the salary levels of the executive officers generally. In addition, the Committee considers the status of Messrs. Sablotsky and Strauss as Noven's most senior officers and the important role they have in achieving overall corporate goals. In making stock option recommendations for Messrs. Sablotsky and Strauss, the Committee sets no fixed guidelines, but takes into consideration their total compensation package and competitive compensation data, overall corporate performance, their role in attaining those results, and the relative amount of stock options granted by competitive companies.

         Mr. Sablotsky will receive a base salary in 2000 equal to $444,675, which represents a 10% increase over his 1999 base salary. In accordance with the bonus plan described above, Mr. Sablotsky received a bonus in the amount of $267,250 in February 2000 for 1999, paid in a combination of cash and Noven common stock. He was also granted stock options for a total of 112,500 shares of Noven common stock in 1999, 50,000 of which were granted in January 1999 as part of his 1998 compensation package and 62,500 of which were granted in December 1999 as part of his 1999 compensation package.

         Mr. Strauss has been Noven's Chief Executive Officer since December 12, 1997 and is subject to an employment contract. He will receive a base salary in 2000 equal to $462,000, which represents a 10% increase over his 1999 base salary. In accordance with the bonus plan described above, Mr. Strauss received a bonus in the amount of $277,262 in February 2000 for 1999, paid in a combination of cash and Noven common stock. He was also granted stock options for a total of 112,500 shares of Noven common stock in 1999, 50,000 of which were granted in January 1999 as part of his 1998 compensation package and 62,500 of which were granted in December 1999 as part of his 1999 compensation package.

                        Executive Compensation Committee:
                                Sheldon H. Becher
                                Sidney Braginsky
                           Rodolfo C. Bryce (Chairman)
                                Lawrence J. DuBow

            RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS -- PROPOSAL (2)

         Upon the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as the Company's independent accountants to audit Noven's financial statements for the 2000 fiscal year and will offer a resolution at the annual meeting to ratify the appointment. Deloitte & Touche LLP has served as Noven's independent accountants since 1991. Noven has been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised.

         NOVEN'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF NOVEN FOR 2000. If the appointment is not ratified, Noven will select other independent accountants.

                 ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS



Q:     WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of Noven's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:     WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Noven's common stock outstanding as of the close of business on April 12, 2000, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had approximately 21,767,630 shares of common stock issued and outstanding.

Q:     WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:     WHO WILL COUNT THE VOTES?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Noven or to third parties except (1) as necessary to meet applicable legal requirements,
       (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by Noven's Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Noven management.

Q:     WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Noven will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Noven's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT MEETING: Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company after March 6, 2001 of an intent to present a proposal at next year's annual meeting (and for any reason the proposal is voted upon at that annual meeting), Noven's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

       STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY: In order for a stockholder proposal to be considered for inclusion in Noven's proxy statement for next year's annual meeting, the written proposal must be received by Noven no later than December 21, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

       NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by Noven's Board of Directors. In addition, Noven's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at a stockholder meeting it is necessary that you notify Noven not fewer than 60 nor more than 90 days prior to the meeting. In addition, the notice must meet all other requirements contained in Noven's Bylaws.

       COPY OF BYLAW PROVISIONS: You may contact Noven's Corporate Secretary at Noven's headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

       By Order of the Board of Directors

       GRACIELA M. LOPEZ
       CORPORATE SECRETARY
       April 20, 2000

                          NOVEN PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 2000

         The signer(s) hereby appoint(s) Steven Sablotsky, Robert C. Strauss and James B. Messiry, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Noven Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held June 6, 2000, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting. This Proxy is solicited on behalf of the Board of Directors.

1.       ELECTION OF DIRECTORS

         To elect seven directors for a term of one year as indicated below:

                 Sheldon H. Becher, Sidney Braginsky, Rodolfo C. Bryce, John G. Clarkson, M.D., Lawrence J. DuBow, Steven Sablotsky, and Robert C. Strauss.

2. PROPOSAL TO RATIFY AND APPROVE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR 2000.

         The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of directors and Item 2 as set forth in the Proxy Statement dated April 20, 2000.

(Vote and sign on the other side. Signature(s) should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such.)

Please mark your vote with an X. Avoid using red ink.

1.       ELECTION OF DIRECTORS

     The Board of Directors recommends a vote FOR Item 1.

     [  ] Vote For all Nominees*  [  ] Withhold vote for all Nominees

     *To withhold authority to vote for any Nominee,

      write the Nominee's name here: ______________________________________

2.       RATIFY AND APPROVE ACCOUNTANTS

     The Board of Directors recommends a vote FOR Item 2.

     [  ] FOR        [  ] AGAINST        [  ] ABSTAIN

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD,
                             STAPLE, OR MUTILATE.

                                            Dated __________________, 2000

                                             _______________________________
                                               Signature of Stockholder

                                             _______________________________
                                                    Signature (if joint)